Exhibit 10.11.0

                         THE GRAFTECH INTERNATIONAL LTD.
                         MANAGEMENT STOCK INCENTIVE PLAN
                           (SENIOR MANAGEMENT VERSION)


                  This Management Stock Incentive Plan was originally adopted as the Management Stock Option Plan by the Board of Directors of GrafTech International Ltd. (formerly, UCAR International Inc.) as of January 26, 1995. It was subsequently amended. This document restates the Plan as amended (including amendments to eliminate provisions which are no longer operative or which have been adopted concurrently with this restatement) through January 16, 2003.

                                    ARTICLE I

                                 PURPOSE OF PLAN


                  The Plan has been adopted by the Board to provide for the grant of stock options, restricted stock and other equity based awards to management employees of the Company and its Subsidiaries and non-employee directors of the Company as a part of the compensation and incentive arrangements for such employees and directors. The Plan is intended to advance the best interests of the Company by granting to them an ownership interest in the Company or a right to acquire such an ownership interest, thereby motivating them to contribute to the success of the Company and to remain in the employ or service of the Company and its Subsidiaries. It is anticipated that the availability of stock options, restricted stock and other equity based awards under the Plan will also enhance the Company's and its Subsidiaries' ability to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company.

                                   ARTICLE II

                                   DEFINITIONS


                  For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:


                  "Acceleration Event" shall mean an event with respect to which the Plan or the relevant Award Agreement provides for the acceleration of the vesting or exercisability of an Award.


                  "Affiliate" shall mean, with respect to any Person, (i) any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person or (ii) any director, officer, partner or employee of such Person or any Person specified in clause (i) above.


                  "Award" shall mean an award of an Option, Restricted Share or Other Award granted under the Plan.

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                  "Award Agreement" shall mean the relevant Option Agreement,
Restricted Share Agreement or Other Award Agreement between a Participant and the Company.


                  "Board" shall mean the Board of Directors of the Company.


                  "Cause," if relevant to a particular Participant, shall have the meaning of "Cause" set forth in such Participant's Award Agreement.


                  "CEO" shall mean the Chief Executive Officer of the Company.

                  "Change of Control" shall mean the occurrence of any of the following events:

                       (i)     any "person" or "group" within the meaning of
                  Section 13(d) or 14(d)(2) of the Exchange Act becomes the beneficial owner of 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of the Company;

                       (ii)    any "person" or "group" within the meaning of
                  Section 13(d) or 14(d)(2) of the Exchange Act acquires by proxy or otherwise the right to vote on any matter or question with respect to 15% or more of the then outstanding Common Stock or 15% or more of the combined voting power of the then outstanding voting securities of the Company;

                       (iii) Present Directors and New Directors cease for any reason to constitute a majority of the Board (and, for purposes of this clause (iii), "Present Directors" shall mean individuals who at the beginning of any consecutive twenty-four month period were members of the Board and "New Directors" shall mean individuals whose election by the Board or whose nomination for election as directors by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who were Present Directors or New Directors);

                       (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

                       (v)      consummation of:

                                (x)     a reorganization, restructuring,
                  recapitalization, reincorporation, merger or consolidation of the Company (a "Business Combination") unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and the voting securities of the Company outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination (including, without


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                  limitation, a corporation or other entity which as a result of such Business Combination owns the Company or all or substantially all of the assets of the Company or the Group (and, for purposes hereof, the "Group" refers to the Company and its Subsidiaries, collectively) either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of outstanding Common Stock and the combined voting power of the outstanding voting securities of the Company, respectively, (b) no "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act (excluding (1) any corporation or other entity resulting from such Business Combination and (2) any employee benefit plan (or related trust) of the Group or any corporation or other entity resulting from such Business Combination) beneficially owns 15% or more of the common equity securities or 15% or more of the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination, except to the extent that such beneficial ownership existed prior to such Business Combination with respect to the Common Stock and the voting securities of the Company, and (c) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination, whichever is earlier; or

                                (y)     any sale, lease, exchange or other
                  transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the Group, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale), provided, that, for purposes of clauses (v) (x) and (v) (y) above, the divestiture of less than substantially all of the assets of the Company or the Group in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of stock of or merger or consolidation of a subsidiary, transfer or otherwise, shall not constitute a Change of Control of the Company.

                  Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur:

                        (I) pursuant to clause (i) or (ii) above, solely because 15% or more of the then outstanding Common Stock or the then outstanding voting securities of the Company is or becomes beneficially owned or is directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by the Group; or

                        (II) pursuant to clause (v)(y) above, (1) if the Board determines that any sale, lease, exchange or other transfer does not involve all or substantially all of the assets of the Company or the Group or (2) unless the Board determines otherwise, solely because of the consummation of a transaction or a series of transactions pursuant to which the Group sells, distributes to the Company's stockholders, or otherwise transfers or disposes of any or


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         all of its ownership of its natural, acid-treated and flexible graphite business, however owned (including ownership through one or more dedicated subsidiaries and holding companies therefor and successors thereto).

                  For purposes hereof, references to "beneficial owner" and correlative phrases shall have the same definition as set forth in Rule 13d-3 under the Exchange Act (except that ownership by underwriters for purposes of a distribution or offering shall not be deemed to be "beneficial ownership") and references to the Exchange Act or rules and regulations thereunder shall mean those in effect on June 29, 2000.


                  "Code" or "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.


                  "Committee" shall mean the Organization, Compensation and Pension Committee of the Board.


                  "Common Stock" shall mean the common stock of the Company.


                  "Company" shall mean GrafTech International Ltd., a Delaware corporation.


                  "Control" (including, with correlative meaning, all conjugations thereof) shall mean with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.


                  "Director" shall mean any individual who is a member of the Board and who is not an employee of the Company or a Subsidiary.


                  "Disability" shall mean the inability of a Participant to perform in all material respects his duties and responsibilities to the Company and the Subsidiaries by reason of a physical or mental disability or infirmity, which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Company may determine. A Participant (or his representative) shall furnish the Company with satisfactory medical evidence documenting the Participant's disability or infirmity.


                  "Employee" shall mean any employee of the Company or any of the Subsidiaries and, unless otherwise indicated, any Director.


                  "Employee Loan" shall mean any loan made to a Participant on the Recapitalization Closing Date to assist the Participant in paying certain income tax liability.


                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


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                   "Exercise Price" shall mean the amount that a Participant
must pay to exercise an Option with respect to one share of Common Stock subject to such Option.


                  "Fair Market Value" shall mean (i) with respect to any Option granted prior to September 29, 1998, the average of the high and low trading prices of the Common Stock for the 20 business days immediately preceding the day of the valuation, (ii) with respect to any Option or Restricted Share granted after September 29, 1998 or any Other Award granted after January 15, 2003, the closing sale price (or, if there is none, the average of the closing bid and asked prices) of the Common Stock on the last trading day preceding the day of the valuation and (iii) with respect to any Option granted on September 29, 1998 after the close of trading, the closing sale price of the Common Stock on that day (i.e., $17.06).

                  "Good Reason," if relevant to a particular Participant, shall have the meaning of "Good Reason" set forth in such Participant's Award Agreement.


                  "Grant Date" shall mean, with respect to the initial grant of Options hereunder, the Recapitalization Closing Date and, thereafter, shall mean the date the relevant Options are granted pursuant to the Plan.


                  "Option" shall mean, with respect to any Participant, (a) any Time Option, Performance Option or Standard Option and (b) any Award issued in respect of an Option referred to in clause (a) above by way of distribution or in connection with a merger, consolidation, reorganization, recapitalization or similar event.


                  "Option Agreement" shall mean the relevant Option Agreement between a Participant and the Company.


                  "Option Shares" shall mean, with respect to any Participant,
(a) any shares of Common Stock (or other shares of capital stock of the Company) issuable or issued by the Company upon exercise of any Option by such Participant and (b) any shares of the capital stock of the Company issuable or issued in respect of any of the shares described in clause (a) above by way of stock dividend or other distribution, stock split, merger, consolidation, reorganization, recapitalization or similar event.


                  "Other Award" shall mean, with respect to any Participant, (a) any award or right that is valued or measured in whole or in part by reference to, or is otherwise based on, Common Stock, including an award of shares of Common Stock (other than (i) an award of an Option or a Restricted Share or (ii) an "incentive stock option" within the meaning of Section 422 of the Code or any successor provisions) and (b) any award issued in respect of any Other Award referred to in clause (a) above by way of distribution or in connection with a merger, consolidation, reorganization, recapitalization or similar event. Other Awards permitted under the Plan shall include, without limitation, (a) phantom stock, stock units, performance shares, stock options and restricted shares of Common Stock with terms different than those specified


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herein for Options and Restricted Shares, and unrestricted shares of Common
Stock and (b) awards and rights with respect to compensation previously earned or accrued.


                  "Other Award Agreement" shall mean the relevant Other Award Agreement between a Participant and the Company.


                  "Participant" shall mean any individual who holds an outstanding Award granted under the Plan.


                  "Performance Options" shall mean the options described in
Section 5.2.


                  "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.


                  "Plan" shall mean this Management Stock Incentive Plan, as amended from time to time (formerly known as the Management Stock Option Plan).


                  "Recapitalization" shall mean the recapitalization of the Company pursuant to the Recapitalization Agreement.


                  "Recapitalization Agreement" shall mean the Recapitalization and Stock Purchase Agreement dated as of November 14, 1994 among Union Carbide Corporation, a New York corporation, Mitsubishi Corporation, a Japanese corporation, the Company and UCAR International Acquisition Inc., a Delaware corporation.


                  "Recapitalization Closing Date" shall mean the closing date of the Recapitalization (i.e., January 26, 1995).


                  "Recapitalization Price" shall mean the per share price paid in the Recapitalization (i.e.,
$7.60).


                  "Restricted Share" shall mean, with respect to any Participant, (a) any share of Common Stock granted to the Participant under the Plan and (b) any award issued in respect of a Restricted Share referred to in clause (a) above by way of stock dividend or other distribution, stock split, merger, consolidation, reorganization, recapitalization or similar event.


                  "Restricted Share Agreement" shall mean the relevant Restricted Share Agreement between a Participant and the Company.


                  "Retirement," if relevant to a particular Participant, shall have the meaning of "Retirement" set forth in such Participant's Award Agreement.


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                  "Securities Act" shall mean the Securities Act of 1933, as amended.


                  "Standard Options" shall mean the options described in Section 5.2A.


                  "Subsidiary" shall mean any corporation of which the Company owns, directly or through one or more Subsidiaries, a fifty percent (50%) or more equity interest in such corporation or has the right to nominate fifty percent (50%) or more of the members of the board of directors or other governing body of such corporation.


                  "Time Options" shall mean the options described in Section
5.1.


                  "Transfer" shall mean, with respect to any Award, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration and whether voluntary, involuntary or by operation of law) of such Award or any interest therein.


                                   ARTICLE III

                         LIMITATION ON AVAILABLE SHARES

                  3.1 Available Shares. The aggregate number of shares of Common Stock with respect to which Awards may be granted under the Plan shall not exceed 2,926,952; provided, however, that such aggregate number of shares of Common Stock shall be subject to adjustment in accordance with the provisions of Section 10.2.

                  3.2 Status of Option Shares and Restricted Shares. The shares of Common Stock as to which Awards were or may be granted under the Plan or which have been or are delivered or deliverable as or upon exercise of Awards consist of (i) new issue shares, the issuance of which to officers of the Company (within the meaning of the rules of the New York Stock Exchange) or directors of the Company was approved by stockholders as then required by the New York Stock Exchange and (ii) treasury shares which shall have been previously listed on the New York Stock Exchange. To the extent that any Awards are forfeited or expire (including, without limitation, termination prior to vesting or exercise), the shares of Common Stock in respect of which such Awards were granted shall become available for Awards granted pursuant to the Plan or any other plan or agreement approved by the Committee. For purposes of calculating the number of shares of Common Stock used and available for use under the Plan, only shares of Common Stock subject to Awards that have been or, by their terms, may be settled by delivery of shares of Common Stock shall be deemed to have been used or reserved for use.


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                                   ARTICLE IV

              GRANT OF OPTIONS, RESTRICTED SHARES AND OTHER AWARDS

                  4.1 Options and Restricted Shares. Options and Restricted Shares may be granted to Employees. Initially, Options shall be granted by the Board. Thereafter, the Committee or the Board shall grant Options and Restricted Shares to Employees (other than Directors) after consultation with the CEO and the Board or the Committee shall grant Options and Restricted Shares to Directors. Except as otherwise provided herein, the Committee or the Board shall establish the terms and conditions applicable to Options and Restricted Shares granted by it at the time of grant, which terms and conditions shall be set forth in the relevant Option Agreements and Restricted Share Agreements.

                  4.2 Exercise Price. The Exercise Price of Time Options and Performance Options granted hereunder shall be not less than the Fair Market Value of the Option Shares subject to such Options, determined as of the relevant Grant Date. For purposes of the initial grant of Time Options and Performance Options hereunder, the Exercise Price of such Options shall be the Recapitalization Price. The Exercise Price of Standard Options granted hereunder shall be specified by the Committee or the Board at the time of grant and set forth in the relevant Option Agreements, but in no event shall the Exercise Price of a Standard Option be less than the Fair Market Value of a share of Common Stock on the relevant Grant Date.

                  4.3 Form of Option. Options granted under the Plan shall be non-qualified stock options and are not intended to be "incentive stock options" within the meaning of Section 422 of the Code or any successor provisions. Options shall be exercisable with respect to the number of Option Shares covered by the Option to the extent they become exercisable and shall thereafter be exercisable until they expire or are terminated.

                  4.4 Available Options. All Options granted under the Plan prior to September 29, 1998 have been Time Options or Performance Options. Notwithstanding anything to the contrary contained herein, only Standard Options shall be granted to Employees (other than Directors) under the Plan on or after September 29, 1998 and only Time Options or Standard Options shall be granted to Directors under the plan on or after September 29, 1998.

                  4.5 Other Awards. Commencing January 16, 2003, Other Awards may be granted to Employees. The Committee or the Board shall grant Other Awards to Employees (other than Directors) after consultation with the CEO and the Board or the Committee shall grant Other Awards to Directors. Other Awards may be granted alone or in addition to any other Awards granted under the Plan. The Board or the Committee shall establish the terms and conditions applicable to Other Awards granted by it at the time of grant, which terms and conditions shall be set forth in the relevant Award Agreement or in amendments to the Plan. Such terms and conditions may include, without limitation, settlement in cash or shares of Common Stock or a combination thereof (which form of settlement may be either prescribed by the Board or the Committee or subject to the discretion of the Company or the Participant), performance measures, tandem or reload features, vesting schedules (and provisions regarding



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acceleration of vesting), registration provisions (including indemnification and contribution arrangements), terms and conditions relating to withholding of taxes, transferability provisions, forfeiture and clawback provisions, anti-dilution provisions and provisions relating to adjustments to reflect business combinations, provisions relating to dividends and distributions, and exercise provisions (including provisions relating to conditional exercises, net exercises and payment of exercise prices with outstanding shares of Common Stock).

                                    ARTICLE V

                            EXERCISABILITY OF OPTIONS

                  5.1 Time Options. Except as otherwise provided in the relevant Option Agreement or Section 5.3, all then outstanding Time Options became vested and exercisable prior to March 1, 2002.

                  5.2 Performance Options. Except as otherwise provided in the relevant Option Agreement or Section 5.3, all then outstanding Performance Options became vested and exercisable prior to March 1, 2002.

                  5.2A Standard Options. Except as otherwise provided in the Plan, Standard Options shall be subject to such terms and conditions as are established by the Committee or the Board at the time of grant and set forth in the relevant Option Agreements. Except as otherwise provided in the relevant Option Agreement or Section 5.3, a Standard Option shall vest and become exercisable at such time or under such circumstances as the Committee or the Board shall determine and specify in the relevant Option Agreement.

                  5.3 Acceleration Events. The Committee or the Board may, but are not required to, provide for the accelerated vesting and exercisability of Standard Options at the time of grant and any such provisions shall be set forth in the relevant Option Agreements. The Committee or the Board may, in its discretion, accelerate the vesting and exercisability of any or all Options at any time and for any reason.

                                   ARTICLE VI

                               EXERCISE OF OPTIONS

                  6.1 Right to Exercise. During the lifetime of a Participant, Options may be exercised only by such Participant (except that, in the event of his Disability, Options may be exercised by his or her legal guardian or legal representative). In the event of the death of a Participant, exercise of Options shall be made only by the executor or administrator of the deceased Participant's estate or the Person or Persons to whom the deceased Participant's rights under Options shall pass by will or the laws of descent and distribution.

                  6.2 Procedure for Exercise. Vested Options may be exercised in whole or in part with respect to any portion that is exercisable. To exercise an Option, a Participant (or such other Person who shall be permitted to exercise the Option as set forth in Section 6.1) must complete, sign and deliver to the Company a notice of exercise in such form as the Company may from time to time adopt and provide to a Participant (the "Exercise Notice"), together with



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payment in full of the Exercise Price multiplied by the number of shares of
Common Stock with respect to which the Option is exercised. Payment of the Exercise Price shall be made in cash (including check, bank draft or money order). The right to exercise the Option shall be subject to the satisfaction of all conditions set forth in the relevant Option Agreement and Exercise Notice. In lieu of paying the Exercise Price, upon a Participant's (or such other Person's) request, with the Committee's or the Board's consent, the Company shall give the Participant a number of shares of Common Stock equal to (A) divided by (B) where (A) is the excess of the (i) the Fair Market Value of a share of Common Stock on the date of exercise, over (ii) the Exercise Price, multiplied by (iii) the number of shares for which the Option is being exercised, and (B) is the Fair Market Value of a share of Common Stock on the date of exercise.

                  6.3 Option Agreements and Option Programs. To the extent that the relevant Option Agreement or any stock option administration program provides for different administrative, clerical or operational activities than those provided for in this Article VI and such different activities are not materially inconsistent with the purposes of this Article VI, then such other provision shall govern.

                  6.4 Conditional Exercise in Contemplation of an Acceleration Event. In contemplation of an Acceleration Event, a Participant may conditionally exercise at least 15 days prior to the Acceleration Event all or a portion of his Options which are exercisable and which will become exercisable upon the occurrence of the Acceleration Event. Such conditional exercise shall become null and void if the anticipated Acceleration Event does not occur within six (6) months following the date of such conditional exercise. A conditional exercise shall become binding upon a Participant (and such Participant shall become obligated to pay the Exercise Price therefor) upon the occurrence of the Acceleration Event.

                  6.5 Withholding of Taxes. The Company shall withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under the Plan, and the Company may defer such issuance unless indemnified to its satisfaction.

                                   ARTICLE VII

                              EXPIRATION OF OPTIONS

                  7.1 Expiration Date. Time Options and Performance Options shall expire at 5:00 p.m. Eastern Standard Time on the day prior to the twelfth anniversary of the Grant Date or upon such earlier time as provided in the relevant Option Agreements and Standard Options shall expire at 5:00 p.m. Eastern Standard Time on the tenth anniversary of the Grant Date or on such earlier date as shall be specified by the Committee or the Board at the time of grant and set forth in the relevant Option Agreements (as applicable, the "Expiration Date").

                  7.2 Limited Stock Appreciation Right. Upon a Participant's request, the Company may, in its sole discretion, cancel any vested Option (in whole or in part) granted hereunder and pay the affected Participant the excess of the (i) the Fair Market Value of a share of Common Stock, over (ii) the Exercise Price, multiplied by (iii) the number of shares for which



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the Option is being cancelled (the "Cancellation Amount"); provided, however, that coincident with any transaction which is reasonably likely to result in a Change of Control the Company may in its sole discretion, without a Participant's consent, cancel any Option (in whole or in part) granted hereunder and pay the affected Participant the Cancellation Amount.

                                  ARTICLE VIIA

                                RESTRICTED SHARES

                  7A.1 Dividends. If the Board declares a special or extraordinary dividend or distribution payable on the Common Stock, the Company shall notify each Participant who (on the record date for determination of stockholders entitled to receive such dividend or distribution) holds unvested Restricted Shares of the amount of the dividend or distribution which such Participant would have received if such Restricted Shares had vested prior to such record date. Upon the vesting of such Restricted Shares, such dividend or distribution shall be promptly paid, in cash if such dividend or distribution was a cash dividend or distribution or in securities or other property if such dividend or distribution was a dividend or distribution of securities or other property, to such Participant. If any of such Restricted Shares are forfeited or fail to vest, the Participant shall forfeit all rights to any such dividend or distribution and it shall revert to the Company.

                  7A.2 Acceleration Events. The Committee or the Board may, but are not required to, provide for the accelerated vesting of Restricted Shares at the time of grant and any such provisions shall be set forth in the relevant Restricted Share Agreement(s). The Committee or the Board may, in its discretion, accelerate the vesting of any or all Restricted Shares at any time and for any reason.

                  7A.3 Withholding of Taxes. The Company and its Subsidiaries shall withhold or deduct from any or all payments or amounts due to or held for the Participant or require payment by the Participant of an amount equal to all taxes (including social security and medical (including FICA), and other governmental charges of any kind as well as income and other taxes) required to be withheld or deducted with respect to any and all taxable income and other amounts attributable to the Restricted Shares. The procedures and arrangements with respect thereto shall be set forth in the relevant Restricted Stock Agreement.

                                  ARTICLE VIII

                             RIGHTS AND LIMITATIONS

                  8.1 Dividend Equivalents. The following Sections 8.1(a), 8.1(b) and 8.1(c) shall apply to Options granted prior to September 29, 1998. The following Section 8.1(d) shall apply to Options granted on or after September 29, 1998.

                        (a) If the Board declares a special or extraordinary dividend in connection with a recapitalization, reorganization, restructuring or other nonrecurring corporate event to the holders of Common Stock, the Company shall pay to an escrow account on behalf of each Participant an amount (the "Dividend Equivalent") equal to the dividend they would have



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received had they directly owned each Option Share subject to Time Options and each Option Share with respect to which Performance Options are vested.

                        (b) Upon a Participant's exercise of a Time Option or Performance Option, the Company shall offset the Exercise Price of each Option Share subject to such Option in respect of which a Dividend Equivalent was paid by the Dividend Equivalent set aside with respect to such Option Share. Any Dividend Equivalent in excess of the Exercise Price shall be paid in cash at the time the dividend is paid.

                        (c) If the Time Options or Performance Options of a Participant with respect to which a Dividend Equivalent is set aside are terminated or cancelled prior to the date such Options are exercised, the Participant shall forfeit the right to the Dividend Equivalent and any amounts set aside in the Participant's escrow account in respect of such Dividend Equivalent shall revert to the Company.

                        (d) If the Board declares a special or extraordinary dividend payable on the Common Stock in connection with a recapitalization, reorganization, restructuring or other nonrecurring corporate event, the Company shall notify each Participant who (on the record date for determination of stockholders entitled to receive such dividend) holds vested Standard Options or vested Time Options granted on or after September 29, 1998 of the amount of the dividend (the "Dividend Adjustment") which such Participant would have received if such Participant had owned the Option Shares subject to such Options. Upon such Participant's exercise of any of such Options, (i) the Company shall reduce the Exercise Price of such Options (but not below $.01) by the amount of the Dividend Adjustment with respect to the Option Shares issuable upon such exercise and (ii) to the extent that such Dividend Adjustment exceeds the amount of such reduction, such excess shall be promptly paid in cash to such Participant. If any of such Options expire or are terminated or cancelled prior to exercise thereof, the Participant shall forfeit all rights to all Dividend Adjustments.

                  8.2   Registration of Option Shares and Restricted Shares.

                        (a) Registration. The Company shall file, at its own expense, a registration statement or statements on Form S-8 or Form S-3, as appropriate, to register the issuance or resale of the Option Shares and the Restricted Shares.

                        (b) Limitations on Resale. Any resale of the Option Shares or the Restricted Shares pursuant to such registration statement or statements shall be subject to (i) the continued effectiveness, at the Company's discretion, of such registration statement or statements and (ii) any blackout, insider trading, short-swing profits or other restrictions on trading activity which the Company may impose or to which the Participant may be subject, by law, under Company policies or otherwise.

                        (c) Indemnification. Any Participant for whom the resale of Option Shares or Restricted Shares is included in such registration statement or statements will indemnify the Company, each of its directors and officers and each Person who Controls the Company (other than such Participant) against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or



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alleged untrue statement) of a material fact contained in any such registration statement or statements, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each of its directors and officers and each Person Controlling the Company (other than such Participant) for all legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged statement) or omission (or alleged omission) is made in such registration statement or statements in reliance upon and in conformity with written information furnished to the Company by such Participant with respect to such Participant and expressly stated to be specifically for use therein; provided, however, that the liability of any such Participant under this Section 8.2(c) shall be limited to the amount of proceeds received by such Participant in the resale giving rise to such liability.

                  8.3 Transfer of Options. Options may not be Transferred (other than by will or descent), except that Options may be Transferred to the Company to secure indebtedness on any Employee Loan.

                  8.4 Transfer of Restricted Shares. Unless otherwise determined by the Board or the Committee and in accordance with the vesting conditions set forth in the relevant Restricted Share Agreement, Restricted Shares may not be Transferred until the termination or lapse of all restrictions relating to such Restricted Shares.

                  8.5 Agreements. Award Agreements may contain such additional provisions (including rights, restrictions and obligations), not materially inconsistent with the Plan, as may be approved by the Board or the Committee or by the officers of the Company pursuant to authority delegated to them by the Board or the Committee.

                                   ARTICLE IX

                                 ADMINISTRATION

                  9.1 Plan Administrator. Subject to the ultimate authority of the Board, the Plan shall be administered by the Committee; provided, however, that the Committee may delegate to the CEO responsibility for the routine administration of the Plan.

                  9.2 Option Grants. The Committee and the Board shall have authority to select Employees (other than Directors) to receive Awards and to grant Awards (except for the initial grant of Options, which shall be granted by the Board) to Employees (other than Directors) in such amounts as it shall determine, in its full discretion, after consultation with the CEO; provided, however, that the Board or the Committee may delegate to the CEO responsibility to designate Employees (other than Directors) to participate in a pool of Standard Options and Restricted Shares, the terms and conditions of which (including the aggregate number of shares subject to Options and Restricted Shares within the pool) shall have been specified by the Board or the Committee.

                  9.3   Additional Authority. As between a Participant and the
Company: the Committee and the Board shall have the sole and complete responsibility and authority to (a) interpret and construe the terms of the Plan, (b) correct any defect, error or omission or reconcile



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

any inconsistency in the Plan or in any Award Agreement and (c) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan; and the Committee's or the Board's determination on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. The authority of the Committee and the Board granted under this Article IX shall be additive to the authority granted to them under Section 4.1.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1 Amendment, Suspension and Termination of Plan. The Board may amend or terminate the Plan at any time. No suspension, termination or amendment of or to the Plan shall affect adversely the rights of any Participant with respect to Awards granted hereunder prior to the date of such suspension, termination or amendment without the consent of such Participant.

                  10.2  Adjustments.

                        (a)     [omitted]

                        (b) Changes in Common Stock. In the event of a stock dividend, stock split, share combination or other nonrecurring corporate transaction, the Committee or the Board shall make such adjustments in the number and type of Awards authorized by and shares subject to the Plan and the number and type of shares covered by outstanding Awards and the Exercise Prices specified therein and such other amendments to the Plan as the Board or the Committee, in good faith, determines to be appropriate and equitable.

                  10.3  [omitted]

                  10.4 No Right to Participate. Except as otherwise agreed by the Company, no Employee shall have a right to be selected as a Participant or, having been so selected, to be selected again to receive a grant of Options.

                  10.5 No Employment Contract. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of the Subsidiaries to terminate any Participant's employment at any time (with or without Cause) or shall confer upon any Participant any right to continued employment by the Company or any of the Subsidiaries for any period of time or to continue such employee's present (or any other) rate of compensation.

                  10.6 Construction of Plan. This terms of the Plan shall be administered in accordance with the laws (excluding conflict of interest laws) of the State of New York (as to grants made prior to March 1, 2002) or the State of Delaware (as to grants made on or after March 1, 2002).



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